Exhibit 1
PROXY AND RIGHT OF FIRST OFFER AGREEMENT
     THIS PROXY AND RIGHT OF FIRST OFFER AGREEMENT (the “Agreement”) is made and entered into as of the 14th day of December, 2001 and is effective as of the Effective Date (as defined below), between Santa Catalina Island Company, a Delaware corporation (hereinafter referred to as “SCI”), and William Wrigley, Jr. (hereinafter referred to as “WWJ”).
     WHEREAS, SCI is the legal and beneficial owner of 960,000 shares of Common Stock (“Common Stock”) and 480,000 shares of Class B Common Stock (“Class B Stock”) of Wm. Wrigley, Jr. Company (“Wrigley Co.”);
     WHEREAS, SCI deems it advisable to grant WWJ (i) a proxy to vote the Common Stock and Class B Stock owned by SCI and (ii) a right of first refusal with respect to any proposed sale of any shares of Common Stock and Class B Stock owned by SCI;
     WHEREAS, for purposes hereof, the “Effective Date” shall mean the date on which SCI receives written notice from William Wrigley, Jr. and Alison Wrigley Rusack that both (i) the sale by the William Wrigley, Jr. Fund under Will of Helen A. Wrigley to Alison Wrigley Rusack of 100 shares of participating preferred stock of SCI and 1,129.86 shares of Class B common stock of SCI and (ii) the sale by the William Wrigley, Jr. Fund under Will of Philip K. Wrigley to Alison Wrigley Rusack of 38.5 shares of Class B common stock of SCI, have been consummated.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1. WWJ Irrevocable Proxy. SCI hereby irrevocably constitutes and appoints WWJ, as true and lawful attorney and proxy (the “WWJ Proxy”) of SCI with full power of substitution, to vote (at any annual or special meeting or by written consent), in the aggregate, 960,000 shares of Common Stock and 480,000 shares of Class B Common of Wrigley Co., together with any and all shares of Wrigley Co. issued in replacement or in respect of such shares by dividend, distribution, stock split, reorganization, recapitalization or otherwise (the “Stock”).
     2. Permitted Transfer of Stock. SCI may transfer Stock to its shareholders as a dividend or other distribution; provided, however, that any Stock so transferred by SCI to its shareholders shall continue to be subject to the provisions of the WWJ Proxy contained herein and, as a condition of any such transfer, if requested by WWJ, the shareholders shall execute and deliver to WWJ a Proxy and Right of First Offer Agreement substantially identical to the terms hereof providing WWJ with the same rights granted hereunder. SCI and any shareholder of SCI to whom Stock has been transferred in accordance with the terms of this Section 2 is herein called a “Holder.”

3. Right of First Offer.
     (a) In the event a Holder desires to sell any Common Stock or Class B Stock which is subject to the WWJ Proxy (collectively, the “Offered Shares”), the Holder shall so notify WWJ in writing (the “Offer Notice”) and shall designate the number of shares of Common Stock and/or Class B Stock so offered, stated separately (the “Right of First Offer”). WWJ, upon receipt of an Offer Notice, shall have the following options:
     (i) WWJ may elect to purchase all or a portion of the Offered Shares at a per share price equal to the Closing Price of the Common Stock as of the date on which the Offer Notice was delivered, which election shall be evidenced by WWJ’s written notice (the “Purchase Notice”) delivered to the Holder on or before 5:00 p.m. CST on the second business day following the date of delivery of the Offer Notice. If WWJ timely elects to purchase the Offered Shares, such purchase shall be consummated within five (5) business days following delivery of the Purchase Notice and the purchase price for the Offered Shares purchased shall be paid in cash.
     (ii) To the extent any of the Offered Shares consist of shares of Class B Stock (“Offered Class B Stock”), WWJ may elect, by delivery of written notice (the “Exchange Notice”) to SCI on or before 5:00 p.m. CST on the second business day following the date of delivery of the Offer Notice, to require that the Holder instead sell a number of shares of Common Stock equal to the number of Offered Shares that consist of Class B Stock to the extent the Holder owns shares of Common Stock.
     (iii) For purposes hereof, “Closing Price” means, on any date, the last sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange.
     (b) In the event WWJ does not exercise the purchase option under Section 3(a)(i) above, the Holder may sell the Offered Shares (or an equivalent number of shares of Common Stock to the extent WWJ makes an election under Section 3(a)(ii) to require a sale of Common Stock in lieu of Class B Stock). If any Offered Shares are not sold within thirty (30) days from the original Offer Notice pursuant to the Offer Notice (such period being referred to herein as the “Pending Sale Period”), the Holder may not sell the Offered Shares without again complying with the provisions of this Section 3 and any further sale shall require the submission of a new Offer Notice.

     (c) At the time of purchase pursuant to Section 3(a)(i), WWJ shall deliver a certificate in form reasonably satisfactory to the Holder to the effect that the sale or exchange is exempt from registration under the Securities Act of 1933, as amended, or any similar regulation then in effect and is exempt from qualification, registration or filing under applicable state securities laws.
4. Termination.
     (a) Irrevocability, Events of Termination. The WWJ Proxy is IRREVOCABLE and coupled with an interest. The WWJ Proxy shall commence on the Effective Date and shall continue in effect until the earliest of: (i) the date of the death or Permanent Disability of WWJ, (ii) the determination of WWJ to terminate the WWJ Proxy in WWJ’s sole and absolute discretion, (iii) the date upon which no Stock of Wrigley Co. is owned by SCI, (iv) exchange of all Wrigley Co. stock for stock of an acquiring entity, (v) the date that WWJ has disposed of all Wrigley Co. stock which he owns or votes or (vi) upon the occurrence of a Change in Control as defined in Section 7. For purposes hereof, “Permanent Disability” shall mean an adjudication of disability by a court of competent jurisdiction for so long as such adjudication shall remain in effect.
     (b) Notwithstanding anything herein to the contrary, the WWJ Proxy shall not apply to any shares of Stock held by any subsequent transferee upon the sale or other disposal by or at the direction of a Holder as permitted under Section 3 hereof.
     5. Dividends. Nothing contained herein shall change the right of the Holders to receive dividends and other distributions from Wrigley Co. with respect to Stock owned by such Holder.
     6. Information. WWJ shall deliver to the Holders all notices, reports, statements and other communications received by WWJ from Wrigley Co. with respect to the Stock.
     7. Reorganization of Wrigley Co. If, as a result of (i) any split-up, combination or reclassification of the Stock of Wrigley Co. which does not result in a Change of Control, (ii) any merger, consolidation or reorganization which does not result in a Change of Control, or (iii) any other transaction which does not result in a Change of Control, to which Wrigley Co. shall be a party, the Stock to which the WWJ Proxy is applicable shall be reclassified, converted into or become exchangeable for any other securities, either of Wrigley Co. or any other entity, the WWJ Proxy shall thereafter apply to such other securities received upon such exchange or surrender for the purposes and upon the conditions provided herein.
     For purposes hereof, a “Change of Control” shall mean any split-up, combination or reclassification of the capital stock of Wrigley Co. or any merger, consolidation or reorganization of Wrigley Co. in one transaction or a series of related transactions, unless immediately after any such transaction, the holders of Wrigley Co.’s outstanding capital stock immediately prior to such transaction continue to hold after such transaction at least 51% of the outstanding capital stock of Wrigley Co.
     8. Voting Rights of WWJ. WWJ shall have the right, subject to the provisions of this Agreement, to exercise, in person or by his nominees or proxies, all voting and consent rights and powers in respect of the Stock owned by SCI, including the right to take part in or consent to any corporate or stockholders’ action of any kind whatsoever. This Agreement does not grant WWJ any rights to sell, transfer, assign, give, pledge, hypothecate, or otherwise dispose of or encumber, the Stock or exercise any other rights of a Holder other than the right to vote the Stock. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of Wrigley Co. including, but not limited to, mortgaging, creating a security interest in, or pledging all or any part of the property of Wrigley Co., for cash, securities or other property.
     WWJ shall not be personally responsible with respect to any vote or failure to vote, provided such act or omission does not constitute willful misconduct, and provided also that WWJ at all times exercises good faith in discharging his duties.
     9. Compensation and Reimbursement of WWJ. WWJ shall not be entitled to any compensation or expense reimbursement in connection with the WWJ Proxy hereunder.
     10. Other Interests in Wrigley Co. Nothing herein shall disqualify WWJ or WWJ’s employees or agents, or incapacitate him or them from serving Wrigley Co. or any of its subsidiaries or affiliates as an officer or director, or in any other capacity, and receiving compensation in any such capacity. WWJ, his employees and agents and any corporation or other entity of which any of the foregoing individuals may be a member, agent, employee, trustee, stockholder, director or officer may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which Wrigley Co., any subsidiary or affiliate may be a party or in which it may be concerned, as fully and freely as though WWJ were not acting hereunder.
     11. Further Assurances. Concurrently with the Effective Date, SCI shall execute and deliver to WWJ the Proxy attached hereto as Exhibit A, which Proxy shall be delivered by WWJ to Wrigley Co. and/or its stock transfer agent. Notwithstanding anything to the contrary, in the event of any inconsistency between this Agreement and the Proxy attached as Exhibit A, the terms of this Agreement shall govern. SCI also agrees at any time and from time to time to execute and deliver such instruments as shall be reasonably requested by WWJ and/or Wrigley Co. in order to effectuate the terms of the WWJ Proxy hereunder. Upon termination of the WWJ Proxy as to any shares of Stock, WWJ shall execute such written evidence of termination as SCI shall reasonably request, which evidence shall be delivered to Wrigley Co. and/or its transfer agent.

     12. Miscellaneous. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Unless otherwise provided herein, all notices, requests, demands, consents, instructions or other communications required or contemplated by this Agreement to be given to WWJ under this Agreement shall be in writing and shall be sufficiently given if sent by United States mail, postage prepaid, by certified or registered mail or by facsimile, to the registered address of WWJ, or to such other address as such party may from time to time designate by written notice given in accordance with the terms hereof, and shall be deemed delivered on the date received by WWJ. Unless otherwise provided herein, any notices, requests, demands, consents, instructions or other communications required or contemplated by this Agreement to be given to any Holder shall be in writing and shall be sufficiently given if delivered by Federal Express, UPS or other commercial delivery service, to such party at said Holder’s address as set forth in the registration and transfer books maintained by WWJ, with a copy to John M. Anglin, Walker, Wright, Tyler & Ward, 626 Wilshire Boulevard, Suite 900, Los Angeles, California 90017, and shall be deemed delivered on the date received by such Holder.
     13. Invalidity. In the event that any portion or portions of this Agreement shall be held, ruled or deemed to be void or unenforceable, all parties consent and agree that such portion or provision shall be thereby deemed stricken from this Agreement or amended to the extent necessary so as to be valid and enforceable, and that the remainder of this Agreement shall continue in full force and effect.
     14. Amendments. This Agreement may be amended by an instrument in writing executed by WWJ and Holders representing eighty percent (80%) of the Stock.
     15. Representations and Warranties of SCI. SCI represents and warrants to WWJ as follows:
     (a) SCI is a corporation duly organized and in good standing under the laws of the State of Delaware.
     (b) The execution and delivery of this Agreement by SCI and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions. This Agreement constitutes the valid and legally binding obligation of SCI enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and by general equitable principles and except that no representation is made concerning the validity or enforceability of the provisions of this Agreement making the WWJ Proxy irrevocable.
     (c) SCI covenants and agrees not to sue, cause any party to sue or to bring any claim, suit or cause of action, of any kind or nature whatsoever, in or by way of legal proceedings or otherwise, against or adverse to WWJ, concerning or challenging the duration, validity, enforceability or irrevocability of this Agreement or the WWJ Proxy arising hereunder.
     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by SCI with any of the provisions hereof will:
     (i) conflict with or result in a breach of any agreement applicable to it;
     (ii) violate, breach or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which SCI is a party, or by which it or any material portion of its properties or assets may be bound.
     16. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware without regard to conflicts of law principles.
     17. Effectiveness. This Agreement shall become effective automatically on the Effective Date, provided that this Agreement shall be void if the Effective Date does not occur prior to December 31, 2001. Until the Effective Date, SCI retains all rights to vote the Stock and sell the Stock free of this Agreement.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ William Wrigley, Jr.

William Wrigley, Jr.

SANTA CATALINA ISLAND COMPANY, a Delaware
corporation

By:	/s/ Paxson H. Offield

	Name:	Paxson H. Offield
	Title:	Chairman

EXHIBIT A
IRREVOCABLE PROXY
     The undersigned stockholder of WM. WRIGLEY, JR. COMPANY, a Delaware corporation (the “Company”), hereby irrevocably appoints WILLIAM WRIGLEY, JR., the attorney and proxy of the undersigned, with full power of substitution, to the full extent of the undersigned’s rights, within the limitations of this proxy, with respect to shares of the Company’s Common Stock and Class B Common Stock owned of record or beneficially by the undersigned, and any and all other shares of Wrigley Co. stock issued in respect thereof on or after the date hereof other than in connection with a Change of Control, as defined in that certain Proxy and Right of First Offer Agreement dated as of                                                 , 2001 by and between the undersigned and William Wrigley, Jr. (the “Agreement”) (collectively, the “Shares”), until such time as the Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and no subsequent proxies will be given. This proxy is irrevocable (to the extent permitted under Delaware law), is given pursuant to the Agreement and is therefore coupled with the interest provided thereby. The attorney and proxy named above will be empowered at any time prior to the termination of the Agreement to exercise all voting rights of the undersigned with respect to the Shares as the attorney and proxy named above deems proper in respect of any annual, special or adjourned meeting of the Company’s stockholders, or any written consent in lieu of such a meeting or otherwise.
     The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorney and proxy to be necessary or desirable to effect the irrevocable proxy created hereby.
     Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. Notwithstanding the foregoing, this proxy shall not apply to any Shares held by any transferee of the undersigned.
Dated:                                        , 2001

SANTA CATALINA ISLAND COMPANY

By:

Name:
Title: